Exhibit 10.3
CONFIDENTIALITY AND RESTRICTIVE COVENANTS AGREEMENT
This Agreement is made by and between John S. Koudounis (“Employee”) and Calamos Advisors LLC, Calamos Wealth Management LLC, Calamos Financial Services LLC, Calamos Investments LLC, and Calamos Asset Management, Inc. (each of the foregoing, together with their respective subsidiaries and affiliates, excluding CFP and CPH (each as defined below), are individually and collectively referred to herein as the “Company”).
As a condition to and in consideration of Employee’s employment or continued employment by the Company and/or receipt of a long-term incentive award under the Calamos Asset Management, Inc. Incentive Compensation Plan or under any successor, replacement or other incentive compensation plan of the Company (collectively, the “Incentive Plan”), the parties agree to the following:

1.	EMPLOYEE’S AND COMPANY’S ACKNOWLEDGEMENTS
1.1Company’s Interest. Employee agrees and acknowledges that the Company has a legitimate interest in protecting its goodwill, confidential information and business relationships and the value of the Business and that, to ensure such protection, it is necessary that Employee not utilize special knowledge of the Business and its relationships with clients to compete with the Company.
1.2Definitions. For purposes of this Agreement,
a.“Business” means the provision of investment management, investment advisory, portfolio management, financial analysis, research or similar services relating to investments in Funds and the direct and indirect (such as through Intermediaries) sale and/or distribution of equity interests in the Funds.
b.“CFP” and “CPH” each has the meaning ascribed to such term in the Employment Contract.
c.“Company Funds” means Funds offered or managed by the Company.
d.“Competing Activity” or “Competing Activities” means directly or indirectly engaging in the Business.
e.“Employment Contract” means Employee’s Executive Employment Agreement, effective as of April 4, 2016.
f.“Funds” means investments in international or domestic equity, debt or alternative securities or other activities or services of the type provided by the Company to its clients on a worldwide basis including, without limitation, open-end and closed-end, registered and unregistered investment companies, hedge funds, limited partnerships, trusts, master feeder funds, separate accounts or other entities or accounts for collective investment in transferable securities, as well as separate accounts for investment by clients on a non-collective basis and retail wrap accounts.
g.“Intermediaries” means wholesalers, brokers, dealers, registered investment advisors, family offices, consultants, solicitors, marketers, platforms or other providers who engage in the sale and/or distribution of Funds.
h.“Proprietary Property” means designs, ideas, discoveries, inventions, improvements, trade secrets, techniques, methods, know-how, technical and non-technical data, works of authorship, computer programs, mathematical models, drawings, trademarks and the goodwill symbolized by the trademarks, copyrights, patents and all other matters that are legally protectable or recognized as forms of protected intellectual property, whether or not reduced to practice or to a writing.
i.“Permitted Activity” has the meaning ascribed to such term in the Employment Contract.
1.3Employee’s Position. Employee agrees and acknowledges that the Company has a legitimate business interest in protecting the Company’s property, confidential information, client and employee relationships and other protectable interests. Employee further acknowledges that:
a.the Company has been, is and/or will be engaged in the Business before, during and after Employee’s employment;
b.Employee has and/or will occupy a position of trust and confidence with the Company, and during Employee’s employment, Employee has, had and/or will have access to the Company’s trade secrets and other proprietary and Confidential Information concerning the Company and the Business;
c.the agreements and covenants contained in this Agreement are essential to protect the Company, its investment in near-permanent client relationships and the goodwill of the Business, and compliance with such agreements and covenants will not unduly impair Employee’s ability to procure subsequent and comparable employment;
d.Employee’s employment with the Company has special, unique, and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement; and
e.Employee agrees and acknowledges that the investment performance of the Company Funds and the Company’s relationships with its clients and employees are extremely valuable and are the result of the expenditure of substantial time, effort and resources by the Company.
1.4Coordination with Employment Contract. This Agreement is the Confidentiality and Restrictive Covenants Agreement described in Section 12 of the Employment Contract. To the extent of any inconsistency between this Agreement and the Employment Contract, the applicable provision in the Employment Contract shall control.

2.	CONFIDENTIAL INFORMATION
2.1Disclosure or Use. Employee agrees and acknowledges that by virtue of his or her employment with the Company, he or she has learned or will learn or develop Confidential Information (as that term is defined herein). Employee further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of his or her duties for the Company, will cause the Company irreparable harm. Accordingly, during the term of his or her employment and thereafter, Employee agrees to comply with all Company policies, procedures and practices pertaining to Confidential Information and not to use any Confidential Information except in furtherance of his or her duties for the Company, nor to disclose any Confidential Information except: (i) as required by law; (ii) to officers or other employees of the Company when it is necessary, in the ordinary course of business, to do so; or (iii) as necessary for the Employee to seek legal advice from an attorney at law regarding his duties, rights and responsibilities. Upon termination of employment with the Company for any reason, Employee shall not, directly or indirectly, disclose, publish, communicate or use on his or her behalf or another’s behalf, any Confidential Information except as required by law or in accordance with the provisions of Section 2.2 below. Employee acknowledges that the Company operates and competes internationally, and that the Company will be harmed by unauthorized disclosure or use of Confidential Information, regardless of where such disclosure or use occurs, and that therefore this confidentiality obligation is not limited to any single state, country or jurisdiction. To the extent applicable law requires a finite duration on the restrictions on disclosure or use set forth in this Section 2.1, the restriction on disclosure or use of Confidential Information that is not a trade secret and is not client or other third party information shall apply at all times during Employee’s employment and for a period of three (3) years following termination of Employee’s employment for any reason.
2.2Preservation of Certain Rights. Nothing in this Agreement, any prior agreement between Employee and the Company, or any Company policy prohibits or restricts Employee from reporting possible violations of federal, state, or local law or regulation to, or discussing any such possible violations with, any governmental agency or entity or self-regulatory organization, including by seeking legal advice whether to or by initiating communications directly with, responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority or agency or self-regulatory organization, including without limitation the Securities and Exchange Commission, the Equal Employment Opportunity Commission, FINRA, and the Occupational Safety and Health Administration, or making any other disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation.
2.3Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean trade secrets and other proprietary information concerning the products, processes or services of the Company, which information (a) has not been made generally available to the public, and is useful or of value to the Company’s current or anticipated business activities or those of any client of the Company; or (b) has been identified to Employee as confidential, either orally or in writing. “Confidential Information” shall include, without limitation, computer programs; research and other statistical data and analyses; marketing, organizational or other research and development, or business plans; personnel information, including the identity of other employees of the Company, their responsibilities, competence, abilities, and compensation; financial, accounting and similar records of the Company and/or any Company Funds (as defined in Section 1.2(c) above); current and prospective client lists and information on clients and their employees; client investment objectives, the nature of their investment portfolios and contractual agreements with the Company; information concerning planned or pending investment products, acquisitions or divestitures; and information concerning the marketing and/or sale or distribution of equity interests in the Company Funds. Confidential Information shall not include information which: (i) is in or hereafter enters the public domain through no fault of Employee; (ii) is obtained by Employee from a third party having the legal right to use and disclose the same; or (iii) is in the possession of Employee prior to receipt from the Company (as evidenced by Employee’s written records pre-dating the date of employment).
2.4    Notice of Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing. Notwithstanding anything in this Agreement to the contrary, under the Federal Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. Nothing herein is intended, or should be construed, to affect the immunities created by the Defend Trade Secrets Act of 2016.

3.	COMPANY PROPERTY
All notes, reports, plans, published memoranda or other documents created, developed, generated or held by Employee during employment, concerning or related to the Company’s business, and whether containing or relating to Confidential Information or not, and all tangible personal property of the Company entrusted to Employee or in Employee’s direct or indirect possession or control, are the property of the Company, and will be promptly delivered to the Company and not thereafter used by Employee upon termination of Employee’s employment for any reason whatsoever. Employee shall satisfy delivery by delivering such Company property to Employee’s supervisor or the Head of Human Resources of the Company.

4.	NON-COMPETITION
4.1While Employed. During the term of Employee’s employment with the Company (including any Notice Period under Section 8.1 below), and other than in connection with performance of his or her duties for the Company or to the extent provided below, a Permitted Activity, Employee shall not, directly or indirectly, engage in the Business, or own or control any interest in, or act as or become an officer, director, employee, consultant, advisor of, to or for any person, firm, corporation, institution, business or entity (each an “Entity”) directly or indirectly engaged in the Business. A Permitted Activity with an Entity directly or indirectly engaged in the Business will not be a breach of Employee’s obligations under this Section 4.1 so long as the circumstances of such Entity’s engaging in the Business (a) were disclosed to or known by the Board (or an appropriate committee thereof) prior to Employee’s engaging in the Permitted Activity, or (b) arise or first become known to Employee after initiation of the Permitted Activity and such circumstances are promptly disclosed by Employee to the Board (or appropriate committee) and the Board (or committee) consents to continuation of the Permitted Activity, or if requested by the Board (or committee), Employee disengages from the Permitted Activity after being provided a reasonable period to do so.
4.2After Employment. Employee agrees that during the Post-Employment Non-Compete Period defined below, Employee shall not, directly or indirectly, engage in the Business or own or control any interest in, or act as or become an officer, director, employee, consultant, or advisor of, to or for any Entity directly or indirectly engaged in the Business anywhere in the world where, at the time Employee’s employment terminates, the Company is engaged in the Business or has plans to engage in the Business, as reflected by the substantial investment of time, effort and resources by the Company in furtherance of such plans. For purposes of this Section 4.2, the “Post-Employment Non-Compete Period” shall be six (6) months following Employee’s last day of employment with the Company.
4.3Exception for Ownership of Publicly-Traded Stock. The restrictions set forth in Sections 4.1, 4.2 and 5(e) shall not be construed to prohibit the ownership by Employee of not more than two percent (2%) of any class of equity securities registered pursuant to the Securities Exchange Act of 1934 that are publicly owned and regularly traded on any national securities exchange or over the counter market if such ownership represents a personal investment and Employee does not directly or indirectly in any way manage or exercise control of any such corporation, guarantee any of its financial obligations or otherwise take part in its business. Any such ownership remains subject to the provisions of the Company’s Code of Ethics and Insider Trading Policy.

5.	PROTECTION OF THE COMPANY’S NAME, BUSINESS RELATIONSHIPS AND EMPLOYEES
Employee agrees and acknowledges that the Company’s relationships with its clients, prospective clients and employees, the Company’s name, the names of the Company Funds, and the investment performance of any Company Fund are extremely valuable and are the result of the expenditure of substantial time, effort and resources by the Company. Therefore, during the period of Employee’s employment and the Post-Employment Non-Compete Period, or in the case of clause (c) below, for a one-year period, after termination of such employment, Employee agrees that he or she will not, directly or indirectly, on his or her behalf or on behalf of any Entity:

(a)solicit or do business with clients with whom the Company has (or within the prior twelve months had) a business relationship, or prospective clients who have been engaged in the preceding six months in active and substantive communication regarding a possible business relationship with the Company, in either case with respect to services or products of the kind generally offered or provided by the Company, or otherwise cause or encourage any such client to divert, withdraw or take away any funds with respect to which the Company is providing or could provide such services or products; or
(b)solicit or do business with Intermediaries with whom the Company has (or within the prior twelve months had) a business relationship, or clients or prospective clients introduced through such Intermediaries, in each case to the extent Employee had contact with or learned or developed Confidential Information regarding such Intermediary during the preceding two years in connection with his or her employment by the Company, with respect to services or products of the kind generally offered or provided by the Company, or otherwise cause or encourage any Intermediary to divert, withdraw or take away any funds with respect to which the Company is providing or could provide such services or products, or cause or encourage any Intermediary to cause or encourage such Intermediary’s clients to divert, withdraw or take away such funds; or
(c)solicit, induce or encourage any person who is or within the preceding six months was an employee of the Company to leave his or her employment, agency or office with the Company, or hire or employ any such person or persons, for the purpose of providing or offering to provide, services or products of the kind generally offered by the Company; or
(d)refer to any Company Fund or the investment performance thereof in any public filing or statement, including without limitation social media, or in the advertisement or marketing of any service or product which is a Competing Activity, except that Employee may accurately refer in biographical information (such as a resume or social media listing) to the fact that Employee was employed by the Company, to Employee’s title, job responsibilities or duties during such employment, or to the name of a Company Fund for which Employee provided services, provided that no event shall such information include the track record or other information relating to the investment performance of any Company Fund; or
(e)own or control any interest in, or act as an officer, director, employee, consultant, or advisor of, to or for any Entity directly or indirectly engaged in the Business which refers to any Company Fund or the investment performance thereof, in any public filing or statement, including without limitation social media, or in the advertisement or marketing of any service or product which is a Competing Activity, except to the extent such Entity accurately refers in biographical information to the fact that Employee was employed by the Company, to Employee’s title, job responsibilities or duties during such employment, or to the name of a Company Fund for which Employee provided services, provided that no event shall such information include the track record or other information relating to the investment performance of any Company Fund.

6.	NON-DISPARAGEMENT
Employee and the Company mutually agree and acknowledge that their respective reputations are extremely valuable and are the result of their respective expenditure of substantial time, effort, and resources. Therefore, during the period of employment and thereafter, except as permitted under Section 2.2 above, each will not, directly or indirectly, criticize, disparage, or otherwise demean in any way, or cause or encourage others to make any critical, disparaging or demeaning comments about the other including any of the Company’s directors, officers, members, employees, products or services, or the Company Funds.

7.	COOPERATION
Employee agrees that, both during and after the termination of his or her employment with the Company, Employee will cooperate with the Company and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during Employee’s employment in which Employee was involved or of which Employee has knowledge, and will cooperate with and assist the Company in effecting a transition of Employee’s responsibilities and to ensure the Company is aware of all matters being handled by Employee. The Company agrees to advance Employee for reasonable, documented expenses incurred in connection with such cooperation.

8.	TERMINATION OF EMPLOYMENT; NOTICE TO FUTURE EMPLOYER
8.1Notice Period for Resignation of Employment by Employee. In the event Employee resigns from employment for any reason, except for Good Reason as defined in the Employment Contract, in order to permit the Company to safeguard its business and goodwill, including by arranging for transition of duties, responsibilities and relationships in an orderly manner, Employee agrees to give 90 days’ prior written notice (the “Notice Period”) of the effective date of such resignation. Employee shall provide such notice in writing in accordance with the Employment Contract. During the Notice Period, the Company may, in its sole discretion, (a) require Employee to perform Employee’s duties in the normal course of business at the Company; (b) require Employee to remain away from the Company’s premises; (c) require Employee not to perform any duties on behalf of the Company; (d) require Employee to perform other duties and/or functions consistent with his position prior to his giving notice; (e) require Employee not to contact individuals or Entities that were clients, prospective clients or Intermediaries of the Company during Employee’s employment at the Company; (f) withdraw any powers vested in, or duties assigned to, Employee; or (g) require Employee to use any untaken vacation entitlement accrued or likely to accrue up to Employee’s termination date; (h) accelerate the effective date of Employee’s resignation from Employment and the termination of the Notice Period. For the duration of the Notice Period, Employee shall remain an employee of the Company, continue to receive compensation and benefits in accordance with the Employment Contract, and continue to be subject to the Company’s employment policies, code of conduct, code of ethics and other policies and this Agreement. During the Notice Period, Employee must not directly or indirectly perform any duties for any other person or Entity, whether as an employee, independent contractor or otherwise except for Permitted Activities under the Employment Contract.
8.2Termination by the Company. The Company may terminate Employee’s employment by giving notice in accordance with the Employment Contract. Such termination shall be effective as set forth in such notice.
8.3Notice to New Employer. Prior to commencing a relationship with an Entity engaged in the Business, Employee shall advise such Entity of Employee’s obligations under this Agreement, including without limitation by providing a copy of this Agreement to such Entity. Employee hereby authorizes the Company to advise any such Entity of Employee’s post-employment obligations set forth in this Agreement and/or in any other agreement between Employee and the Company.

9.	PROPRIETARY PROPERTY
9.1Assignment of Proprietary Property to the Company. Employee hereby agrees to assign, transfer and set over, and does hereby assign, transfer and set over, to the Company, without further compensation, all of his or her rights, title and interest in and to any and all Proprietary Property, if any, that he or she, either solely or jointly with others, has conceived, made or suggested or may hereafter conceive, make or suggest, during or in the course of Employee’s employment or other relationship with the Company, except that the provisions of this Section 9 shall not apply to any Proprietary Property for which no equipment, supplies, facilities or Confidential Information of the Company was used and which was developed entirely on Employee’s own time, unless (a) the invention related to the business of the Company or to the Company’s actual or anticipated research or development or (b) the invention resulted from work performed by Employee for the Company. The assignment of Proprietary Property hereunder includes without limitation all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral rights and the like (“Moral Rights”). To the extent that such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed under applicable law, Employee hereby waives such Moral Rights and consents to any action of the Company or any third party that would violate such Moral Rights in the absence of such consent. Employee also will endeavor to facilitate such use of any such Moral Rights as the Company shall reasonably instruct, including confirming any such waivers and consents from time to time as requested by the Company.
9.2Works for Hire. Employee acknowledges that all original works of authorship or other creative works, if any, made by Employee (whether solely or jointly with others) within the scope of his or her employment by the Company, and that are protectable by copyright, are “works made for hire” pursuant to United States Copyright Act (17 U.S.C. § 101). To the extent such original works of authorship or other creative works are not works made for hire, Employee hereby assigns all of his or her rights, title and interest in and to such works of authorship to the Company, including, without limitation, all copyrights thereto.
9.3Disclosure of Proprietary Property and Execution of Documents. Employee further agrees to promptly disclose to the Company any and all Proprietary Property that Employee has assigned, transferred and set over and agrees to execute, acknowledge and deliver to the Company any and all instruments reasonably requested, and, at the Company’s expense, to do any and all other lawful acts that, in the reasonable judgment of the Company or its attorneys may be required or desirable in order to vest in the Company all property rights with respect to such Proprietary Property.
9.4Enforcement of Proprietary Property. Employee agrees that he or she will, at the Company’s expense, (i) assist the Company in every proper way to obtain, and from time to time enforce, trade secret, trademark, copyright, mask work, patent and other protected intellectual property rights relating to Proprietary Property and (ii) execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Property and the assignment thereof. In the event the Company is for any reason unable to obtain such assistance from Employee, after reasonable effort to do so, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as agent and attorney-in-fact, which appointment is coupled with an interest, to act for and on behalf of Employee to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that he has or may hereafter have for infringement, misappropriation or other violation of any Proprietary Property assigned hereunder, including the right to recover and retain damages for past, present or future infringement, misappropriation or other violation by any Entity.

10.	MISCELLANEOUS
10.1Acknowledgment; Remedies; Forfeiture. In executing this Agreement, Employee does not rely on any inducements, promises or representations of the Company, or its officers or directors, other than the terms and conditions specifically set forth in this Agreement, the Employment Contract, and in any other agreements signed by the Employee and the Company or any of the Company’s subsidiaries or affiliates (including entities with shared ownership). Employee further acknowledges that the statements herein are true and correct; that Employee has read and understands all of the terms of this Agreement; that the Company’s offer of employment or continuing employment and/or receipt of the compensation and other consideration provided to Employee under the Employment Contract and other agreements made with the Company or any of the Company’s subsidiaries or affiliates (including entities with shared ownership) constitutes adequate consideration for Employee’s obligations hereunder and for the covenants set forth above. Employee acknowledges that failure to comply with this Agreement will cause irreparable damage to the Company. Therefore, Employee agrees that, in addition to any other remedies at law or in equity available to the Company for Employee’s breach or threatened breach of this Agreement, the Company is entitled to specific performance or injunctive relief against Employee to prevent such damage or breach, without bond. In addition, and without limiting the Company’s right to specific performance, all unvested long-term incentive awards granted to Employee under the Incentive Plan shall immediately lapse and be forfeited in the event Employee materially breaches or violates any of the covenants or provisions of this Agreement and such breach or violation, if curable, is not remedied within a reasonable period of time after notice of such breach or violation is given to Employee by the Company.
In the event of a breach or a violation by Employee of any of the covenants and provisions of this Agreement, the periods of restriction set forth in Section 4.2 and Section 5, shall be tolled during the period of the continuance of any actual breach or violation thereof.
Employee agrees and acknowledges that any award granted under the Incentive Plan also shall be subject to the terms and conditions of such Incentive Plan and the equity award statement or grant agreement issued in connection with such award, including without limitation any such provisions regarding forfeiture or recoupment of such award or any portion thereof.
10.2Notices. Except when actual receipt is expressly required by the terms hereof, notice is considered given either (i) when delivered in person, (ii) when sent by Federal Express or comparable overnight night mail service, or (iii) two business days after deposit in the United States mail in a sealed envelope or container by either registered or certified mail with return receipt requested and postage prepaid and, in the case of (ii) and (iii) above, addressed to Employee at the address set forth on the signature page hereof or the Company at 2020 Calamos Court, Naperville, Illinois 60653, attn.: General Counsel. Either party may require, by notice given at any time or from time to time, subsequent notices to a different address; provided, however, that a P.O. Box shall not be considered to be an address for purposes of this Agreement. Notices given before actual receipt of notice of change shall not be invalidated by the change.
10.3Waiver, Modification and Interpretation. Except as set forth herein, no provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by both of the parties hereto, and, in the case of the Company, such waiver, modification or discharge has been authorized or approved by the Board of Directors of the Company, its Chairman or its Compensation Committee. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party or parties.
10.4Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed in Illinois, without giving effect to the conflict of law principles thereof. Employee further agrees that the state and federal courts located in the State of Illinois shall have exclusive jurisdiction in any action, suit or proceedings based on or arising out of this Agreement, and Employee submits to the personal jurisdiction of such courts, consents to service of process, and waives any objection to jurisdiction, venue or service of process.
10.5Headings. The headings used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provisions hereof.

10.6Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof. In addition, if any provision is held to be overbroad, the parties hereby request that the reviewing court modify that provision to the extent necessary to make the provision enforceable, and enforce the provision as modified. It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.
10.7Effect of Agreement. This Agreement supplements and does not limit, amend or replace any other obligations Employee may have under Company policies, applicable law, or any other agreement or understanding with the Company. References to a Confidentiality and Restrictive Covenant Agreement or similar agreement in the Incentive Plan or any long-term incentive award agreement shall be deemed to refer to this Agreement.

10.8Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

CALAMOS ASSET MANAGEMENT, INC.		JOHN S. KOUDOUNIS
for itself and its affiliates

By:	/s/ John P. Calamos, Sr.	/s/ John Koudounis
	Signature	Employee Signature

Date:	Effective as of April 4, 2016	John Koudounis
Employee Name (Please Print)

(Address on file with Company)
Address

City, State and Zip Code

		Date:	Effective as of April 4, 2016